Hawkins  Accounting
Certified  Public  Accountant
1210  Homestead  Drive
Santa  Clara,  CA  95050




                       CONSENT  OF  THE  INDEPENDENT  AUDITOR


As the independent accountant and auditor for OEF Corporate Solutions, Inc., I hereby consent to the incorporation by reference in this Amended Form SB-2 Registration Statement of the audited financial statements dated March 25, 2003 as of December 31, 2002 and 2001 and the review report for the nine months ended September 30, 2003 and 2002 dated October 21, 2003.




/s/ Hawkins Accounting
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February  17,  2004